UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On September 9, 2013, XenoPort, Inc. (“XenoPort” or the “Company”) issued a press release announcing preliminary results from two Phase 1 clinical trials of XP23829, a novel fumaric acid ester compound that is a prodrug of monomethyl fumarate (“MMF”). Based on the favorable preliminary results from these studies, the Company intends to continue to advance the development of XP23829 as a potential treatment for patients with relapsing-remitting multiple sclerosis (“RRMS”) and/or psoriasis. The Company announced that it intends to finalize dose and formulation selection as well as other aspects of its development plans for XP23829 as a potential next generation fumaric acid ester-based medicine over the next few months.

The first Phase 1 study was a randomized, double-blind, placebo-controlled, multiple ascending dose-escalation study of the pharmacokinetics, safety and tolerability of two formulations of XP23829 in healthy adult subjects. Five separate cohorts (12 active and three placebo subjects per cohort) were enrolled sequentially and received one of two formulations of XP23829 dosed with or without food. Following up-titration of up to five days, dosing for each cohort ranged from 400 to 1,000 mg XP23829 per day, administered either once a day (“QD”) or twice a day (“BID”), with dosing for an additional six days. On the seventh day of target dose administration, pharmacokinetic (“PK”) evaluations were conducted following the morning dose. Similarly, a sixth cohort of healthy subjects received 240 mg BID TECFIDERA® (dimethyl fumarate), which is also a prodrug of MMF. As a consequence of its higher molecular weight, 400 mg of XP23829 is approximately equimolar to 240 mg of dimethyl fumarate (“DMF”), i.e., these amounts of each compound can potentially be enzymatically converted to approximately the same amount of MMF.

The preliminary results of the first Phase 1 study showed that both formulations of XP23829 produced MMF in the plasma but with different PK profiles. The 400 mg BID XP23829 Formulation 1 dosed without food provided an MMF PK profile that was nearly identical to that of 240 mg BID TECFIDERA dosed without food. As expected, XP23829 Formulation 2, administered as 800 mg QD and 500 mg BID dosed with food, provided more extended exposure to MMF. These cohorts had a lower mean maximal plasma concentration (“Cmax”) of MMF, while providing a mean daily area under the concentration versus time curve (“AUC”) of MMF that was approximately 25% less than that seen after dosing 240 mg BID TECFIDERA. XP23829 was generally well tolerated in the study. The most common adverse events were flushing and gastrointestinal-related events, which were generally mild to moderate in severity.

The second Phase 1 study was an open-label, pharmacokinetic and mass balance study in healthy male subjects. One group of six subjects received a single dose of XP23829 that incorporated a radiolabel in the fumarate portion of the molecule and a separate group of six subjects received XP23829 with the radiolabel in the promoiety portion of the molecule. As expected, the metabolism and disposition of radioactivity from the fumarate-labeled version of XP23829 was similar to what has been publicly reported for dosing healthy subjects with DMF labeled in the same position. For the promoiety-labeled version of XP23829, 98% of the recovered radioactivity was in urine. The major metabolites of the promoiety found in humans were the same as those observed in animal studies.

The Company also announced that it has completed 13-week toxicology studies of XP23829 in three species. Each study included a dose of DMF chosen to provide a similar MMF exposure to that of the highest dose of XP23829. The adverse effects of XP23829 were similar to those of DMF, except for fewer and less severe adverse effects in the stomach after dosing XP23829. The target organs for XP23829 were identical to DMF, and there was no increase in severity of any adverse effects for XP23829 compared with DMF. These preliminary results support a conclusion that all observed adverse effects of XP23829 were attributable to exposure to MMF, the common active metabolite of DMF and XP23829.

The Company also noted that it believes these new studies have generated important new intellectual property. The Company’s work and experience with prodrugs of MMF over the last five years have resulted in the Company filing 15 patent applications related to XP23829, or in some cases, applicable to MMF prodrugs in general, that cover composition of matter, methods of synthesis, crystalline forms, improved formulations, methods to achieve desired PK profiles and methods to improve tolerability.

This current report contains “forward-looking” statements, including, without limitation, all statements related to advancing the development of XP23829; the suitability of XP23829 as a potential treatment of RRMS and/or psoriasis; the therapeutic and commercial potential of XP23829; the anticipated intellectual property position of XP23829 and the importance thereof; and further development plans of XenoPort and the timing for finalization thereof. Any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements.

Words such as “intends,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the difficulty and uncertainty of pharmaceutical product development and the uncertain results and timing of clinical trials and other studies, including the risk that success in preclinical testing and early clinical trials do not ensure that later clinical trials will be successful, and that the results of clinical trials by other parties may not be indicative of the results in trials that XenoPort may conduct; XenoPort’s ability to successfully advance product development and to conduct clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s review process and other regulatory requirements; the uncertainty of protecting and expanding XenoPort’s intellectual property rights, including the risk that patent rights may not provide XenoPort with sufficient protection against competitive products or otherwise cover commercially valuable products or processes; XenoPort’s dependence on potential future collaborative partners; the availability of resources to develop XenoPort’s product candidates and to support XenoPort’s operations; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Securities and Exchange Commission on August 7, 2013. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: September 10, 2013	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer